AETNA VARIABLE PORTFOLIOS, INC.
NSAR Annual Filing
12/31/2000


77A
Is the Registrant filing any of the following attachments with the current filing of Form N-SAR (L)

Y
77B
Accountant's report on internal control (A)

77C
Submission of matters to a vote of security holders (L)
Y
77D
Policies with respect to security investments (L)
N
77E
Legal proceedings (L)
N
77F
Changes in security for debt (A)

77G
Defaults and arrears on senior securities (A)

77H
Changes in control of registrant (L)
Y
77I
Terms of new or amended securities (L)
Y
77J
Re valuation of assets or restatement of capital share account (A)

77K
Changes in registrant's certifying account (A)

77L
Changes in accounting principles and practices (A)

77M
Mergers (L)
N
77N
Actions to be reported pursuant to Rule 2a-7 (A)

77O
Transactions effected pursuant to Rule 10f-3 (A)

77P
Information required to be filed with the registrant's periodic reports pursuant to existing exemptive orders (L)

N
77Q1
Exhibits


(a)	copies of material amendments to charter or by-laws (L)
Y

(b)	copies of text of any proposal described in 77D (L)


(c)	copies of amendments described in 77G (A)


(d)	copies of constituent instruments in 77J (A)


(e)	copies of any new/amended investment advisory contracts  (L)
Y

(f)	letters from registrant & auditors pursuant to 77K/77L (A)


(g)	mergers (L)

77Q2


77Q3


80-85
Fidelity Bond (L)



A	=	Aeltus Investment (Mark Baral)
L	=	Law (Michael Gioffre, Ellen Valvo)



The information below needs to be updated Annually only. I had updated this information for the Aetna Series Fund annual NSAR. . I think the only answer you will have to update is #81(b). You will need to fill out questions 80-85 for each Fund. You may want to check last years Variable Funds NSAR filing



Screens 41 & 42 are to be filed only once each year, at end of Registrant's /Series' fiscal year.

80
Fidelity bond(s) in effect at the end of the period:


A) Insurer name: GULF INSURANCE COMPANY


B) Second insurer:


C) Aggregate face amount of coverage for Registrant/Series on all bonds on which it is named as an insured. (000's omitted)


20,000
81
A) Is the bond part of a joint fidelity bond(s) shared with other investment companies, or entities? (Y or N)

Y

B) If answer to 81A is "Y" (Yes), how many other investment companies or other entities are covered by the bond? (Count each series as a separate investment company.)


43
82
A) Does the mandatory coverage of the fidelity bond have a deductible?  (Y or N)

N

B) If the answer to 82A is "Y" (Yes), what is the amount of the deductible? ($000's omitted)


83
A) Were any claims with respect to this Registrant/Series filed under the bond during the period? (Y or N)

N

B) If the answer to 83A is "Y" (Yes), what was the total amount of such claims? ($000's omitted)


84
A) Were any losses incurred with respect to this Registrant/Series that could have been filed as a claim under the fidelity bond but were not? (Y or N)


N

B) If the answer to 84A is "Y" (Yes), what was the total amount of such losses? ($000's omitted)


85
A) Are Registrant's/Series' officers and directors covered as officers and directors of Registrant/Series under any errors and omissions insurance policy owned by the Registrant/Series or anyone else?
 (Y or N)



Y

B)Were any claims filed under such policy during the period with respect to the Registrant/Series? (Y or N)

N



Sub-Item 77C - Submission of Matters to a Vote of Security Holders		Y

1.(a)	A special meeting was held on July 28, 2000.

	(c)	The matter voted upon at the special meeting was to consider and vote on a Plan of Liquidation for Aetna High Yield VP, Aetna Index
 Plus Bond VP and Aetna Real Estate Securities VP and, in connection therewith, proposed amendments to the charter of the Company, as set forth in the Articles of Amendment.

To consider and vote on a Plan of Liquidation for Aetna High Yield VP and, in connection therewith, proposed amendments to the Charter of the
 Company:

Number of affirmative votes: 	969,475.575
Number of negative votes:	 	3,547.220
Number of abstaining votes: 	2,053.322

To consider and vote on a Plan of Liquidation of Aetna Index Plus
 Bond VP and, in connection therewith, proposed amendments to the Charter of the Company:

Number of affirmative votes: 	1,187,115.943
Number of negative votes:     		0
Number of abstaining votes:             	0

To consider and vote on a Plan of Liquidation of Aetna Real Estate
 Securities VP and, in connection therewith, proposed amendments to the Charter of the Company:

Number of affirmative votes: 	507,364.110
Number of negative votes:	93,038.803
Number of abstaining votes:   	64,485.805




2.(a)	A special meeting was held on November 22, 2000.

(b)	The following Directors were elected:

J. Scott Fox
John Y. Kim*
Albert E. DePrince, Jr.
Sidney Koch
Maria T. Fighetti
Corine T. Norgaard
David Grove
Richard G. Scheide

*John Y. Kim resigned from his position as Director of the Fund effective
 January 31, 2001.

 (c)	The matter voted upon at the special meeting was to 1)
 consider the election of 8 Directors to serve until their successors are elected and qualified; 2) approve new advisory agreements; 3) approve a new subadvisory agreement on behalf of Aetna Technology VP; and 4) to ratify the selection of KPMG LLP as independent auditors for the Funds for the fiscal year ended December 31, 2001.

(1)	To consider and vote on the election of 8 Board members to serve until their successors are elected and qualified:

		J. Scott Fox

Number of affirmative votes: 	85,249,459.283
Number of negative votes:	1,742,967.652


				  Albert E. DePrince, Jr.

Number of affirmative votes: 	85,262,273.915
Number of negative votes:	1,730,153.020


					Maria T. Fighetti

Number of affirmative votes: 	85,253,694.247
Number of negative votes:	1,738,732.688


	   				David Grove

Number of affirmative votes: 	85,082,121.521
Number of negative votes:	1,910,305.684


					John Y. Kim

Number of affirmative votes: 	85,227,671.704
Number of negative votes:	1,764,755.231


			Sidney Koch

Number of affirmative votes: 	85,171,912.140
Number of negative votes:	1,820,514.795


			  Corine T. Norgaard

Number of affirmative votes: 	85,228,786.871
Number of negative votes:	1,763,640.064


			   Richard G. Scheide

Number of affirmative votes: 	85,137,450.901
Number of negative votes:	1,854,976.034


(2) to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Growth VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	17,146,883.842
Number of negative votes:	252,862.249
Number of abstaining votes:	878,490.195

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna International VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes:	1,787,895.513
Number of negative votes:	11,199.108
Number of abstaining votes:	81,555.364

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Small Company VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes:	10,035,441.630
Number of negative votes:	93,905.682
Number of abstaining votes:	189,135.134

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Value Opportunity VP, and Aeltus Investment Management,
 Inc.:

Number of affirmative votes:	4,032,266.515
Number of negative votes:	46,359.318
Number of abstaining votes:	399,806.160

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Technology VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes:	3,580,498.156
Number of negative votes:	16,167.039
Number of abstaining votes:	227,910.679

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Index Plus Large Cap VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes:	42,735,213.148
Number of negative votes:	568,226.937
Number of abstaining votes:	1,806,749.617

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Index Plus Mid Cap VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes:	2,013,922.707
Number of negative votes:	16,233.596
Number of abstaining votes:	18, 435.702

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Index Plus Small Cap VP, and Aeltus Investment Management,
 Inc.:

Number of affirmative votes:	1,030,115.808
Number of negative votes:	22,104.407
Number of abstaining votes:	1,048.429

(3) to approve a new Subadvisory Agreement among Aetna Technology
 VP, Aeltus and Elijah Asset Management, LLC:

Number of affirmative votes:	3,580,269.383
Number of negative votes:	14,639.654
Number of abstaining votes:	229,666.837

(4) to ratify the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001:

Number of affirmative votes:	83,536,276.424
Number of negative votes:	611,691.667
Number of abstaining votes:	2,844,458.844




Sub-Item 77H - Changes in control of registrant	Y		Y

(a) On December 13, 2000, Aetna Inc., the former indirect parent company of Aetna Life Insurance and Annuity Company ("ALIAC"), sold its financial services and international businesses, including ALIAC, to ING Groep N.V.
 (ING).

As of December 29, 2000, ALIAC, and its affiliates, had the following interest in the portfolios of the Registrant through direct ownership or through one of ALIAC's separate accounts:



% Aetna


Aetna Growth VP
	100%
Aetna International VP
	100%
Aetna Small Company VP
	100%
Aetna Value Opportunity VP
	100%
Aetna Technology VP
	100%
Aetna Index Plus Large Cap VP
	100%
Aetna Index Plus Mid Cap VP
	100%
Aetna Index Plus Small Cap VP
	100%


(b)  See 77H (a).


Sub-Item 77I - Terms of new or amended securities	Y		Y


On December 13, 2000, the directors of the Registrant approved an amendment to the Fund's By-Laws. The amendment replaced the requirement that the Board of Directors set a record date, for the determination of shareholders entitled to vote at a shareholder meeting or shareholders entitled to receive payment of any dividend, not more than 60 days prior to the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken. That requirement was replaced wit record date not more than 90 days prior to the meeting date on which the meeting or action requiring such determination of shareholders is to be held or taken.




Sub-Item 77Q1 - Exhibits	Y

(a) 1.	The Board of Directors of the Registrant, by unanimous written consent dated September 7, 2000, approved an amendment to the Registrant's
  By-Laws. Article I, Section 7 of the By-Laws was amended, in its entirety, as follows:

Section 7.	PROXIES.  Any Shareholder entitled to vote at any meeting of
 Shareholders may vote either in person or by proxy. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed by the Shareholder or by his duly authorized attorney in any manner permitted by law and dated, but need not be sealed, witnessed or acknowledged. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained ly designed to verify that such instructions have been authorized by such Shareholder shall be deemed to constitute execution of such proxy by or on behalf of such Shareholder. Unless a proxy provides otherwise, no proxy which is dated more than eleven months before the meeting named therein shall be accepted. All proxies shall be filed with and verified by the Secretary, or an Assistant Secretary of the Corporation or if the meeting shall so decide, by the Secretary of the meeting. A proxy with respect
o or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise.


      2.	The Board of Directors of the Registrant, at a Board meeting on December 13, 2000, approved an amendment to the By-Laws. The amendment deleted Section 3 of Article V of the By-Laws and inserted in lieu thereof the following:

Section 3. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE.  The
 Board of Directors may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of or to vote at any Meeting of Shareholders or Shareholders entitled to receive payment of any dividend or the allotment of any other rights. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a Meeting of days, before the date on which the meeting or particular action requiring such determination of Shareholders of record is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a Meeting of Shareholders, such books shall be closed for at least 10 days before th record date is fixed and the share transfer books are not closed for the determination of Shareholders, the record date will be determined in accordance with applicable law.



3. Articles of Amendment liquidating Aetna High Yield VP and Aetna Real Estate VP are attached herewith.

AETNA VARIABLE PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

	AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter referred to as the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that

	FIRST:	In connection with and in furtherance of a plan of liquidation of Aetna Index Plus Bond VP, a separate fund and series of stock of the Corporation (the "Liquidating Portfolio"), the Corporation hereby amends its Charter as currently in effect (the "Charter") to include the following:

		A.	As of the Effective Date (as hereinafter defined):

		(i)   	each unissued share of the Liquidating Portfolio of stock of the
 Corporation, par value $0.01 per share, is hereby reclassified into, and shall become, one unissued unclassified share of capital stock of the
 Corporation; and

		(ii)   	the Corporation shall proceed to sell and liquidate all assets belonging to the Liquidating Portfolio and to pay from the proceeds thereof all liabilities belonging to the Liquidating Portfolio.  After payment of the liabilities belonging to the Liquidating Portfolio, the remaining proceeds from the sale and liquidation of the assets belonging to the
 Liquidating Portfolio shall be distributed as a liquidating distribution, as soon as practicable after the Effective Date, but in any event within th
 holders of the shares of the Liquidating Portfolio.  The date of payment of such liquidating distribution shall be the "Liquidation Date".  Holders of the shares of the Liquidating Portfolio shall receive a liquidating distribution proportionate to the number of such shares held by them and recorded on the books of the Corporation as of the close of business on the Liquidation Date.

	B.	Upon payment by the Corporation of the liquidating distribution on the
 Liquidation Date to the holders of shares of the Liquidating Portfolio, each issued and outstanding Share of the Liquidating Portfolio shall be canceled and shall cease to be issued and outstanding, and each such canceled share shall be reclassified into, and shall become, one unissued, unclassified share of capital stock of the Corporation.

	C.	Upon cancellation of the issued and outstanding shares of the
 Liquidating Portfolio, and the reclassification of such canceled shares and all unissued shares of the Liquidating Portfolio to unissued, unclassified shares of capital stock of the Corporation, the provisions of the Charter designating and classifying shares of stock of the Corporation into shares of the Liquidating Portfolio, establishing and describing the preferences, rights, voting powers, restrictions, limitations as to dividends, quali ons of redemption of shares of the Liquidating Portfolio and the description, and terms and conditions, of the shares of the Liquidating Portfolio shall be deleted from the Charter of the Corporation. Such deletions from the Charter of the Corporation shall include only provisions of the Charter as they relate to shares of the Liquidating Portfolio, and to the extent which any provisions of the Charter of the Corporation relate both to shares of the Liquidating Portfolio and one or more other series of sha
, such provisions shall remain in the Charter but shall be deemed to apply only to such one or more other series of stock of the Corporation.

	SECOND:	The amendments to the Charter of the Corporation herein set
 forth were duly advised by the Board of Directors of the Corporation and approved by the stockholders entitled to vote thereon, as required by the Charter and Bylaws of the Corporation and applicable law.

	THIRD:	The amendments set forth herein do not increase the authorized capital stock of the Corporation.

	FOURTH:	The amendments set forth herein shall become effective as of the close of business on the date (the "Effective Date") which is the date on which these Articles of Amendment, having been duly advised, approved, signed, acknowledged and sealed by the Corporation, are filed with and accepted for record by the Department.


	IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its undersigned President and witnessed or attested to by its undersigned Assistant Secretary as of the 8th day of September, 2000 and its undersigned President acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth herein are true in all material respects to the best of his knowledge,
 .

ATTEST:						AETNA VARIABLE PORTFOLIOS, INC.



/s/ Daniel E. Burton

By:
/s/ J. Scott Fox
Daniel E. Burton               			      	     J. Scott Fox
Assistant Secretary				                 President




4. Articles of Amendment liquidating Aetna Index Plus Bond VP is attached herewith.

AETNA VARIABLE PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

	AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter referred to as the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that

	FIRST:	In connection with and in furtherance of a plan of liquidation of Aetna Index Plus Bond VP, a separate fund and series of stock of the Corporation (the "Liquidating Portfolio"), the Corporation hereby amends its Charter as currently in effect (the "Charter") to include the following:


		A.	As of the Effective Date (as hereinafter defined):

		(i)   	each unissued share of the Liquidating Portfolio of stock of the Corporation, par value $0.01 per share, is hereby reclassified into, and shall become, one unissued unclassified share of capital stock of the
 Corporation; and

		(ii)   	the Corporation shall proceed to sell and liquidate all assets belonging to the Liquidating Portfolio and to pay from the proceeds thereof all liabilities belonging to the Liquidating Portfolio.  After payment of the liabilities belonging to the Liquidating Portfolio, the remaining proceeds from the sale and liquidation of the assets belonging to the
 Liquidating Portfolio shall be distributed as a liquidating distribution, as soon as practicable after the Effective Date, but in any event within th
 holders of the shares of the Liquidating Portfolio.  The date of payment of such liquidating distribution shall be the "Liquidation Date".  Holders of the shares of the Liquidating Portfolio shall receive a liquidating distribution proportionate to the number of such shares held by them and recorded on the books of the Corporation as of the close of business on the Liquidation Date.

	B.	Upon payment by the Corporation of the liquidating distribution on the Liquidation Date to the holders of shares of the Liquidating Portfolio, each issued and outstanding Share of the Liquidating Portfolio shall be canceled and shall cease to be issued and outstanding, and each such canceled share shall be reclassified into, and shall become, one unissued, unclassified share of capital stock of the Corporation.

	C.	Upon cancellation of the issued and outstanding shares of the
 Liquidating Portfolio, and the reclassification of such canceled shares and all unissued shares of the Liquidating Portfolio to unissued, unclassified shares of capital stock of the Corporation, the provisions of the Charter designating and classifying shares of stock of the Corporation into shares of the Liquidating Portfolio, establishing and describing the preferences, rights, voting powers, restrictions, limitations as to dividends, quali ons of redemption of shares of the Liquidating Portfolio and the description, and terms and conditions, of the shares of the Liquidating Portfolio shall be deleted from the Charter of the Corporation. Such deletions from the Charter of the Corporation shall include only provisions of the Charter as they relate to shares of the Liquidating Portfolio, and to the extent which any provisions of the Charter of the Corporation relate both to shares of the Liquidating Portfolio and one or more other series of sha
, such provisions shall remain in the Charter but shall be deemed to apply only to such one or more other series of stock of the Corporation.

	SECOND:	The amendments to the Charter of the Corporation herein set
 forth were duly advised by the Board of Directors of the Corporation and approved by the stockholders entitled to vote thereon, as required by the Charter and Bylaws of the Corporation and applicable law.

	THIRD:	The amendments set forth herein do not increase the authorized capital stock of the Corporation.

	FOURTH:	The amendments set forth herein shall become effective as of the close of business on the date (the "Effective Date") which is the date on which these Articles of Amendment, having been duly advised, approved, signed, acknowledged and sealed by the Corporation, are filed with and accepted for record by the Department.


	IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its undersigned President and witnessed or attested to by its undersigned Assistant Secretary as of the 8th day of September, 2000 and its undersigned President acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth herein are true in all material respects to the best of his knowledge,

ATTEST:						AETNA VARIABLE PORTFOLIOS, INC.



/s/ Daniel E. Burton

By:
/s/ J. Scott Fox
Daniel E. Burton               			      	     J. Scott Fox
Assistant Secretary				                 President




Sub-Item 77Q1 - Exhibits	Y


(e)	Investment Advisory Agreements for Aetna Variable Portfolios, Inc. and
 Subadvisory Agreement for Aetna Technology VP are attached herewith.

INVESTMENT ADVISORY AGREEMENT
THIS AGREEMENT is made by and between AELTUS INVESTMENT MANAGEMENT,
 INC. a Connecticut corporation (the "Adviser") and AETNA VARIABLE
 PORTFOLIOS, INC., a Maryland corporation (the "Fund"), on behalf of its portfolio, Aetna Growth VP (the "Portfolio"), as of the date set forth above the parties' signatures.
W I T N E S S E T H
WHEREAS, the Fund is registered with the Securities and Exchange
 Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940
 Act"); and
WHEREAS, the Fund has established the Portfolio; and
WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"),
 and is in the business of acting as an investment adviser; and
WHEREAS, the Fund, on behalf of the Portfolio, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Portfolio on the terms and conditions hereinafter set forth;
NOW THEREFORE, the parties agree as follows:
I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER
Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Directors (the "Board"), the Fund,
 on behalf of the Portfolio, hereby appoints the Adviser to serve as the investment adviser to the Portfolio, to provide the investment advisory services set forth below in Section II. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent o
ority to act for or represent the Portfolio in any way.
II.	DUTIES OF THE ADVISER
In carrying out the terms of this Agreement, the Adviser shall do the following:
	1.	supervise all aspects of the operations of the Portfolio;
	2.	select the securities to be purchased, sold or exchanged by
 the Portfolio or otherwise represented in the Portfolio's investment portfolio, place trades for all such securities and regularly report thereon to the Board;
	3.	formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board;
	4.	obtain and evaluate pertinent information about significant
 developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Portfolio, securities held by or under consideration for the
 Portfolio, or the issuers of those securities;
	5.	provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;
	6.	obtain the services of, contract with, and provide instructions to custodians and/or subcustodians of the Portfolio's securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this
 Agreement; and
	7.	take any other actions which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.
III.	REPRESENTATIONS AND WARRANTIES
	A.	Representations and Warranties of the Adviser
	The Adviser hereby represents and warrants to the Fund as follows:
1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.

3. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Portfolio in carrying out its obligations hereunder.

	B.	Representations and Warranties of the Portfolio and the 	Fund
The Fund, on behalf of the Portfolio, hereby represents and 	warrants
 to the Adviser as follows:
1. Due Incorporation and Organization. The Fund has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.

		2.	Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Portfolio are registered or qualified for offer and sale to the public under the
 Securities Act of 1933 and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.	DELEGATION OF RESPONSIBILITIES
Subject to the approval of the Board and the shareholders of the
 Portfolio, the Adviser may enter into a Subadvisory Agreement to engage a subadviser to the Adviser with respect to the Portfolio.
V.	BROKER-DEALER RELATIONSHIPS
	A.	Portfolio Trades
	The Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received.



B.	Selection of Broker-Dealers
	In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities
 Exchange Act of 1934) to the Adviser and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage or research services a commission for executing a portfolio transaction fo
s of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts
ment discretion. The Adviser may consider the sale of shares of the
 Portfolio and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the Portfolio, subject to the Adviser's duty to seek best execution.
 The Adviser may also select brokers or dealers to effect transactions for the Portfolio that provide payment for expenses of the Portfolio. The
 Board shall periodically review the commissions paid by the Portfolio to determine if
sentative periods of time were reasonable in relation to the benefits received.
VI.	CONTROL BY THE BOARD
Any investment program undertaken by the Adviser pursuant to this
 Agreement, as well as any other activities undertaken by the Adviser on behalf of the Portfolio pursuant thereto, shall at all times be subject to any directives of the Board.
VII.	COMPLIANCE WITH APPLICABLE REQUIREMENTS
In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:
	1.	all applicable provisions of the 1940 Act;
	2.	the provisions of the current Registration Statement of the Fund;
	3.	the provisions of the Fund's Articles of Incorporation, as amended;
	4.	the provisions of the Bylaws of the Fund, as amended; and
	5.	any other applicable provisions of state and federal law.
VIII.	COMPENSATION
For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser, the Fund, on behalf of the Portfolio, shall pay to the Adviser an annual fee, payable monthly, equal to 0.60%
 of the average daily net assets of the Portfolio. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 (1/366 in the event of a leap year)
 of 0.60% of the daily net assets of the Portfolio. If this Agreement becomes effective subs
nth or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.
 Subject to the provisions of Section X hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible.

IX.	EXPENSES
The expenses in connection with the management of the Portfolio shall be allocated between the Portfolio and the Adviser as follows:
	A.	Expenses of the Adviser
	The Adviser shall pay:
		1.	the salaries, employment benefits and other related costs and expenses of those of its personnel engaged in providing investment advice to the Portfolio, including without limitation, office space, office equipment, telephone and postage costs; and
		2.	all fees and expenses of all directors, officers and employees, if any, of the Fund who are employees of the Adviser, including any salaries and employment benefits payable to those persons.
	B.	Expenses of the Portfolio
	The Portfolio shall pay:
		1.	investment advisory fees pursuant to this Agreement;
		2.	brokers' commissions, issue and transfer taxes or other transaction fees payable in connection with any transactions in the securities in the
 Portfolio's investment portfolio or other investment transactions incurred in managing the Portfolio's assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;
		3.	fees and expenses of the Portfolio's independent accountants and legal counsel and the independent directors' legal counsel;
		4.	fees and expenses of any administrator, transfer agent, custodian, dividend, accounting, pricing or disbursing agent of the Portfolio;
		5.	interest and taxes;
		6.	fees and expenses of any membership in the Investment Company
 Institute or any similar organization in which the Board deems it advisable for the Fund to maintain membership;
		7.	insurance premiums on property or personnel (including officers and directors) of the Fund;
		8.	all fees and expenses of the Fund's directors, who are not
 "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser;
		9.	expenses of preparing, printing and distributing proxies,
 proxy statements, prospectuses and reports to shareholders of the
 Portfolio, except for those expenses paid by third parties in connection with the distribution of Portfolio shares and all costs and expenses of shareholders' meetings;
		10.	all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares of the Portfolio or in cash;

		11.	costs and expenses (other than those detailed in paragraph 9 above)
 of promoting the sale of shares in the Portfolio, including preparing prospectuses and reports to shareholders of the Portfolio, provided, nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution and sale of Portfolio shares;
		12.	fees payable by the Portfolio to the Commission or to any state securities regulator or other regulatory authority for the registration of shares of the Portfolio in any state or territory of the United States or of the District of Columbia;
		13.	all costs attributable to investor services, administering shareholder accounts and handling shareholder relations, (including, without limitation
, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and
		14.	any other ordinary, routine expenses incurred in the management of the Portfolio's assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Portfolio and any indemnification by the Fund of its officers, directors or agents.
Notwithstanding the above, the Adviser may waive a portion or all of the fees it is entitled to receive.
In addition, the Adviser may reimburse the Fund, on behalf of a Portfolio, for expenses allocated to a Portfolio.
The Adviser has agreed to waive fees and/or reimburse expenses through
 December 31, 2001 so that the Portfolio's total annual operating expenses
 (excluding distribution fees) do not exceed 0.80% of the average daily net assets.
X.	ADDITIONAL SERVICES
Upon the request of the Board, the Adviser may perform certain accounting, shareholder servicing or other administrative services on behalf of the Portfolio that are not required by this Agreement.
 Such services will be performed on behalf of the Portfolio and the
 Adviser may receive from the Portfolio such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Adviser and the Board on a finding by the Board that the provision of such services by the Adviser i
d its shareholders. Payment or assumption by the Adviser of any Portfolio expense that the Adviser is not otherwise required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Portfolio nor obligate the Adviser to pay or assume any similar Portfolio expense on any subsequent occasions.
XI.	NONEXCLUSIVITY
The services of the Adviser to the Portfolio are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors
ermitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.
XII.	TERM
This Agreement shall become effective on December 13, 2000, and shall remain in force and effect through December 31, 2001, unless earlier terminated under the provisions of Article XIV.
XIII.	RENEWAL
Following the expiration of its initial term, the Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:
	1.	a.	by the Board, or
		b.	by the vote of a majority of the Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and
	2.	by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.
XIV.	TERMINATION
This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the
 Portfolio's outstanding voting securities (as defined in Section
 2(a)(42) of the 1940 Act), or by the Adviser, on sixty (60) days'
 written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This Agreement shall automatically terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act).
XV.	LIABILITY
The Adviser shall be liable to the Fund and shall indemnify the
 Fund for any losses incurred by the Fund, whether in the purchase
, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the
 Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser her
XVI. NOTICES
Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:
if to the Fund, on behalf of the Portfolio:
10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-2158
Attention:  President
if to the Adviser:
10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-4440
Attention:  President or Chief Compliance Officer
XVII.	QUESTIONS OF INTERPRETATION
This Agreement shall be governed by the laws of the State of Connecticut.
 Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, o terpretive positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this
 Agreement is revised by rule or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule or order.
XVIII.  SERVICE MARK
The service mark of the Fund and the Portfolio and the name "Aetna"
 have been adopted by the Fund with the permission of Aetna Services,
 Inc. (formerly known as Aetna Life and Casualty Company) and their continued use is subject to the right of Aetna Services, Inc. to withdraw this permission in the event the Adviser or another affiliated corporation of Aetna Services, Inc. should not be the investment adviser of the
 Portfolio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 13th day of December, 2000.

Aeltus Investment Management, Inc.
Attest:

By:
/s/ Michael Gioffre

By:
/s/ Frank Litwin
Name: Michael Gioffre			Name: Frank Litwin
Title:   Secretary				Title:   Managing Director

	Aetna Variable Portfolios, Inc.
	on behalf of its Portfolio
	Aetna Growth VP



Attest:

By:
/s/ Michael Gioffre

By:
/s/ Frank Litwin
Name: Michael Gioffre			Name: Frank Litwin
Title:   Secretary				Title:  Managing Director







Investment Advisory Agreement
Schedule Pursuant to Rule 483(d)(2) under the Securities Act of 1933

Investment Advisory Agreements have been entered into by Aetna Variable
 Portfolios, Inc. on behalf of the following portfolios in substantially the same form and type as exhibit (77Q1(e)) - Investment Advisory Agreement, included herewith.


Date

Portfolio
Difference in
Compensation
Difference in
Expenses
12/13/00
Aetna Index Plus
Large Cap VP

0.35% of average daily net
            assets

total annual operating fees do not exceed 0.55% of average daily net assets 12/13/00
Aetna International VP
0.85% of average daily net
            assets

total annual operating fees do not exceed 1.15% of average daily net assets 12/13/00
Aetna Small Company VP
0.75% of average daily net
            assets

total annual operating fees do not exceed 0.95% of average daily net assets 12/13/00
Aetna Index Plus
Mid Cap Fund
0.40% of average daily net
            assets

total annual operating fees do not exceed 0.60% of average daily net assets 12/13/00
Aetna Index Plus
Small Cap Fund
0.40% of average daily net
            assets

total annual operating fees do not exceed 0.60% of average daily net assets 12/13/00
Aetna Value Opportunity Fund
0.60% of average daily net
            assets
total annual operating fees do not exceed 0.80% of average daily net assets 12/13/00
Aetna Technology Fund
0.95% of average daily net
            assets
total annual operating fees do not exceed 1.15% of average daily net assets



SUBADVISORY AGREEMENT
THIS AGREEMENT is made by and among AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Adviser"), AETNA VARIABLE PORTFOLIOS,
 INC., a Maryland Corporation (the "Fund"), on behalf of its AETNA
 TECHNOLOGY VP (the "Series") and ELIJAH ASSET MANAGEMENT, LLC, a
 Delaware limited liability company (the "Subadviser"), as of the date set forth below.
W I T N E S S E T H
WHEREAS, the Fund is registered with the Securities and Exchange
 Commission (the "Commission") as an open-end, diversified, management investment company consisting of multiple investment portfolios, under the Investment Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, pursuant to authority granted by the Fund's Articles of
 Incorporation, the Fund has established the Series as a separate investment portfolio; and
WHEREAS, both the Adviser and the Subadviser are registered with the Commission as investment advisers under the Investment Advisers
 Act of 1940, as amended (the "Advisers Act") and both are in the business of acting as investment advisers; and
WHEREAS, the Adviser has entered into an Investment Advisory Agreement with the Fund, on behalf of the Series (the "Investment Advisory
 Agreement"), which appoints the Adviser as the investment adviser for the Series; and
WHEREAS, the Investment Advisory Agreement authorizes the Adviser to delegate all or a portion of its obligations under the Investment
 Advisory Agreement to a subadviser;
NOW THEREFORE, the parties agree as follows:
I.	APPOINTMENT AND OBLIGATIONS OF THE SUBADVISER
Subject to the terms and conditions of this Agreement, the Adviser and the Fund, on behalf of the Series, hereby appoint the Subadviser to manage the assets of the Series as set forth below in Section II, under the supervision of the Adviser and subject to the approval and direction of the Fund's Board of Directors (the "Board"). The Subadviser
 hereby accepts such appointment and agrees that it shall, for all purposes herein, undertake such obligations as an independent contractor and not as an agent of the
 that except as required to carry out its duties under this Agreement or as otherwise expressly authorized, it has no authority to act for or represent the Series, the Fund or the Adviser in any way.
 The Subadviser agrees that the Adviser shall have the right at all times upon reasonable notice to inspect the offices and the records of the Subadviser that relate to the Subadviser's performance of this
 Agreement.
II.	DUTIES OF THE SUBADVISER AND THE ADVISER
	A.	Duties of the Subadviser
	The Subadviser shall regularly provide investment advice with respect to the assets held by the Series and shall continuously supervise the investment and reinvestment of securities, instruments or other property
 (excluding cash and cash instruments) comprising the assets of the Series.
 In carrying out these duties, the Subadviser shall:
		1.	select the securities (other than cash instruments) to be
 purchased, sold or exchanged by the Series or otherwise represented in the Series' investment portfolio and regularly report thereon to the Adviser and, at the request of the Adviser, to the Board;
		2.	place trade orders with broker-dealers, which may include brokers or dealers affiliated with the Subadviser or the Adviser. The Subadviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Series giving consideration to the services and research provided and at commission rates that are reasonable in relation to the benefits received;
		3.	formulate and implement continuing programs for the purchase and sale of securities (other than cash instruments) and regularly report thereon to the Adviser and, at the request of the Adviser or the Series, to the Board;
		4.	inform the Adviser on a daily basis of the amount of Series
 assets that will need to be invested or reinvested in cash and cash instruments; and
		5.	establish and maintain appropriate policies and procedures
 including, but not limited to, a code of ethics, which are designed to ensure that the management of the Series is implemented in compliance with the 1940 Act, the Advisers Act, and the rules thereunder.
	B.	Duties of the Adviser
	The Adviser shall retain responsibility for oversight of all activities of the Subadviser and for monitoring its activities on behalf of the Series. The Adviser also is responsible for the investment and reinvestment of cash and cash instruments maintained by the Series.
 In carrying out its obligations under this Agreement and the Investment
 Advisory Agreement, the Adviser shall:
		1.	monitor the investment program maintained by the Subadviser for the Series and the Subadviser's compliance program to ensure that the
 Series' assets are invested in compliance with the Subadvisory Agreement and the Series' investment objectives and policies as adopted by the Board and described in the most current effective amendment of the registration statement for the Fund, as filed with the Commission under the Securities
 Act of 1933, as amended (the "1933 Act"), and the 1940 Act ("Registration
 Sta
		2.	formulate and implement continuing programs for the purchase and sale of cash and cash instruments;
		3.	file all periodic reports pertaining to the Series required to be filed with the applicable regulatory authorities;
		4.	review and deliver to the Board all financial, performance and other reports prepared by the Subadviser and/or Adviser under the provisions of this Agreement or as requested by the Board;
		5.	maintain contact with and enter into arrangements with the
 custodian, transfer agent, auditors, outside counsel, and other third parties providing services to the Series; and
6.	give instructions to the custodian and/or sub-custodian of the
 Series, concerning deliveries of securities and payments of cash for the Series, as required to carry out the investment activities of the Series as contemplated by this Agreement.
	To the extent that the Series incurs a loss as a result of the Adviser's failure to adequately fulfill its duties hereunder, and not as a result of the Subadviser's negligence, the Adviser agrees that it shall be solely responsible to make the Series whole.
III.	REPRESENTATIONS AND WARRANTIES
	A.	Representations and Warranties of the Subadviser
	The Subadviser hereby represents and warrants to the Fund and Adviser as follows:
		1.	Due Organization and Authorization. The Subadviser is duly organized and is in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.
		2.	Registration. The Subadviser is registered as an investment
 adviser with the Commission under the Advisers Act.  The Subadviser shall maintain such registration in effect at all times during the term of this Agreement.
		3.	Regulatory Orders. The Subadviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Subadviser will notify the Adviser and the Series immediately if any such order is issued or if any proceeding is commenced that could result in such an order.
		4.	Compliance. The Subadviser has in place compliance systems and procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Series follow these procedures.
	B.	Representations and Warranties of the Adviser
The Adviser hereby represents and warrants to the Subadviser as follows:
		1.	Due Organization and Authorization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.
		2.	Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.
3. Regulatory Orders. The Adviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Adviser will notify the Subadviser and the Series immediately if any such order is issued or if any proceeding is commenced that could result in such an order.

		4.	Compliance. The Adviser has in place compliance systems and
 procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Series follow these procedures.
	C.	Representations and Warranties of the Fund
	The Fund hereby represents and warrants to the Adviser and Subadviser as follows:
		1.	Due Organization and Authorization. The Fund has been duly
 incorporated as a Corporation under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.
		2.	Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the
 1933 Act and all applicable state securities laws.  Such registrations or qualifications will be kept in effect during the term of this Agreement.
IV.	BROKER-DEALER RELATIONSHIPS
In selecting broker-dealers qualified to execute a particular equity transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section
 28(e) of the Securities Exchange Act of 1934) to the Subadviser and/or
 the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer that provides such brokerage or research services a commission for executing a portfoli
at is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e).
 This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser and its affiliates have with r
hey exercise investment discretion. The Subadviser may consider the sale of shares of the Series and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the Series, subject to the Subadviser's duty to seek best execution. The Subadviser may also select brokers or dealers to effect transactions for the Series that provide payment for expenses of the Series. The Board shall periodically review the commissions paid by the Series to
id over representative periods of time were reasonable in relation to the benefits received.
V.	CONTROL BY THE BOARD OF DIRECTORS
Any investment program undertaken by the Subadviser pursuant to this
 Agreement, as well as any other activities undertaken by the Subadviser at the direction of the Adviser on behalf of the Series, shall at all times be subject to any directives of the Board.
VI.	COMPLIANCE WITH APPLICABLE REQUIREMENTS
In carrying out its obligations under this Agreement, the Adviser and
 Subadviser shall at all times conform to:
	1.	all applicable provisions of the 1940 Act, the Advisers Act and any rules and regulations adopted thereunder;
	2.	all policies and procedures of the Series as adopted by the Board and as described in the Registration Statement;
	3.	the provisions of the Articles of Incorporation of the Fund, as amended from time to time;
	4.	the provisions of the Bylaws of the Fund, as amended from time to time; and
	5.	any other applicable provisions of state or federal law.
VII.	COMPENSATION
The Adviser shall pay the Subadviser, as compensation for services rendered hereunder, from its own assets, an annual fee equal to 0.50%
 of the average daily net assets in the Series. The fee shall be payable monthly. Except as hereinafter set forth, compensation under this
 Agreement shall be calculated and accrued daily at the rate of 1/365
 (1/366 in the event of a leap year) of the annual fee applied to the daily net assets of the Series. If this Agreement becomes effective subsequent to the first day of
r to the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.
VIII.	ALLOCATION OF EXPENSES
The Subadviser shall pay the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Series hereunder, including, but not limited to, office space, office equipment, telephone and postage costs. The Subadviser shall not be responsible for any other expenses related to the operation of the Fund.
IX.	NONEXCLUSIVITY
The services of the Subadviser with respect to the Series are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory and administrative or other services to others
 (including other investment companies) and to engage in other activities.
 It is understood that officers or directors of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or truste
r trust, including other investment advisory companies.
X.	TERM
This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect through December 31,
 2001, unless earlier terminated under the provisions of Article XI.
 Following the expiration of its initial term, the Agreement shall continue in force and effect for one year periods, provided such continuance is specifically approved at least annually:
	1.	(a) by the Board or (b) by the vote of a majority of the Series'
 outstanding voting securities (as defined in Section 2(a)(42) of the
 1940 Act), and
2. by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this
 Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.

XI.	TERMINATION
This Agreement may be terminated:
	1.	at any time, without the payment of any penalty, by vote of the
 Board or by vote of a majority of the outstanding voting securities of the Series; or
	2.	by the Subadviser on sixty (60) days' written notice to both the
 Adviser and the Fund, unless written notice is waived by the party(ies) required to be notified; or
	3.	automatically in the event there is an "assignment" of this
 Agreement, as defined in Section 2(a)(4) of the 1940 Act.
XII.	LIABILITY
The Subadviser shall be liable to the Series and the Adviser and shall indemnify the Series and the Adviser for any losses incurred by the
 Series or the Adviser whether in the purchase, holding, or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Subadviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Subadviser of its duties under this Agreemen
ces rendered by the Subadviser hereunder.
The Adviser shall be liable to the Series and the Subadviser and shall indemnify the Series and the Subadviser for any losses incurred by the
 Series or the Subadviser whether in the purchase, holding, or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreemen
ces rendered by the Adviser hereunder.
Nothing herein shall relieve the Adviser of its responsibilities to the Fund, as set forth in the Investment Advisory Agreement.
XIII.	NOTICES
Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such address shall be:
if to the Fund, on behalf of the Series or the Adviser:
10 State House Square, SH11
Hartford, Connecticut 06103-3602
Fax number: 860/275-2158
Attn:  Secretary

if to the Subadviser:
100 Pine Street, Suite 420
San Francisco, California 94111
Fax number: 415/274-2461
Attention:  Chief Executive Officer

XIV.	QUESTIONS OF INTERPRETATION
This Agreement shall be governed by the laws of the State of Connecticut.
 Either party shall have the right to require that any dispute arising under the Agreement be submitted to binding arbitration at the American Arbitration Association ("AAA") located in New York, New York, in accordance with the AAA's applicable rules and procedures for dispute resolution.
XV.	SALES PROMOTION
The Subadviser may not use any sales literature, advertising material
 (including material disseminated through radio, television, or other electronic media) or other communications concerning Series shares or that include the name of the Series or the Adviser without obtaining the Adviser's prior written approval. Notwithstanding the foregoing, nothing herein shall prohibit the Subadviser or any of its principals from using the name of the Fund, the Series or the Adviser in a biographical description of the
r prohibit the use of the performance of the Fund or the Series
 (to the extent permissible under the U.S. federal and state securities laws) in sales literature, advertising material or other communications of the Subadviser that describes the composite performance record of the Subadviser or its principals.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 13th day of December 2000.

						Aeltus Investment Management, Inc.

Attest:

By:
/s/ Michael Gioffre

By:
/s/ Neil Kochen
Name:
Michael Gioffre

Name:
Neil Kochen
Title:
Secretary

Title:
Managing Director



						Elijah Asset Management, LLC

Attest:

By:
/s/ Roderick R. Berry

By:
/s/ Ronald E. Elijah
Name:
Roderick R. Berry

Name:
Ronald E. Elijah
Title:
President

Title:
CEO


						Aetna Variable Portfolios, Inc.
						on behalf of Aetna Technology VP

Attest:

By:
/s/ Daniel E. Burton

By:
/s/ J. Scott Fox
Name:
Daniel E. Burton

Name:
J. Scott Fox
Title:
Secretary

Title:
President


7

3ELV927.DOC